EXHIBIT 5



Paul Berkowitz
579-0685                                                      January 15, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as special counsel to CHS Electronics, Inc., a Florida corporation (the "Company"), in connection with the registration statement on Form S-3 (the Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to 239,612 shares (the "Shares") of the Company's common stock, par value $.001 per share, which may be sold from time to time by certain shareholders (the "Selling Shareholders"). All of the Shares offered by the Selling Shareholders are issued and outstanding.

         In connection with the Registration Statement, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Registration Statement; the Company's Articles of Incorporation, Bylaws and corporate minute book; a certificate of good standing of the Company issued as of a recent date by the Secretary of State of the State of Florida; and such matters of law and fact as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions expressed herein, we have relied upon the representations and warranties of the Company and the Selling Shareholders made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable.


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Securities and Exchange Commission
January 15, 1997
Page 2


         Although we have acted as special counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                                            Very truly yours,

                                            GREENBERG, TRAURIG, HOFFMAN,
                                            LIPOFF, ROSEN & QUENTEL, P.A.


                                            By: /S/ PAUL BERKOWITZ
                                                ---------------------------
                                                Paul Berkowitz


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